Exhibit 1.1

EXECUTION VERSION

GLOBAL NET LEASE, INC.

AMENDMENT NO. 8 TO EQUITY DISTRIBUTION AGREEMENT

November 4, 2022

Capital One Securities, Inc.	Ladenburg Thalmann & Co. Inc.
299 Park Avenue, 14th Floor	640 5th Avenue, 4th Floor
New York, New York 10171	New York, New York 10019

Mizuho Securities USA LLC	Barclays Capital Inc.
1271 Avenue of the Americas	745 7th Avenue, 5th Floor
New York, New York 10020	New York, New York 10019

B. Riley Securities, Inc.	Huntington Securities, Inc.
299 Park Avenue, 21st Floor	41 South High Street
New York, New York 10171	Columbus, Ohio 43287

KeyBanc Capital Markets Inc.	SG Americas Securities, LLC
127 Public Square, 8th Floor	245 Park Avenue
Cleveland, Ohio 44114	New York, New York 10167

BMO Capital Markets Corp.	Credit Suisse Securities (USA) LLC
151 West 42nd Street, 32nd Floor	Eleven Madison Avenue
New York, New York 10036	New York, New York 10010

SMBC Nikko Securities America, Inc.	Comerica Securities, Inc.
277 Park Avenue	3551 Hamlin Rd, 4th Floor
New York, New York 10172	Auburn Hills, Michigan 48326

JMP Securities LLC	Synovus Securities, Inc.
600 Montgomery Street, Suite 1100	800 Shades Creek Parkway, Suite 350
San Francisco, California 94111	Birmingham, Alabama 35209

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of February 28, 2019, as amended by Amendment No. 1 to Equity Distribution Agreement, effective as of May 9, 2019, Amendment No. 2 to Equity Distribution Agreement, effective as of June 21, 2019, Amendment No. 3 to Equity Distribution Agreement, effective as of November 12, 2019, Amendment No. 4 to Equity Distribution Agreement, effective as of March 19, 2021, Amendment No. 5 to Equity Distribution Agreement, effective as of November 5, 2021, Amendment No. 6 to Equity Distribution Agreement, effective as of February 25, 2022, and Amendment No. 7 to Equity Distribution Agreement, effective as of August 5, 2022 (the “Agreement”), by and among Global Net Lease, Inc., a Maryland corporation (the “Company”), and Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley Securities, Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., SMBC Nikko Securities America, Inc., JMP Securities LLC, Ladenburg Thalmann & Co. Inc., Barclays Capital Inc., Huntington Securities, Inc., SG Americas Securities, LLC, Credit Suisse Securities (USA) LLC, Comerica Securities, Inc. and Synovus Securities, Inc. (together with the Company and the Operating Partnership, the “Parties”) related to the issuance and sale of the Company’s common stock, par value $0.01 per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 8 to Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties hereby agree and acknowledge, from and after the Effective Date, that:

a.	The definition of the term “Shares” is hereby amended and restated to read as follows: “having an aggregate gross sales price of up to $285,000,000 (the “Shares”), which is in addition to the approximately $218,000,000 previously sold under the Company’s expiring registration statement filed on Form S-3 (No. 333-234631) and the approximately $110,000,000 sold under the Company’s expired registration statement on Form S-3 (No. 333-214579),”

b.	Clause (i) of Section 9(c) of the Agreement is hereby amended and restated to read as follows: “(i) the date that Shares having an aggregate gross sales price of $285,000,000 have been sold pursuant to this Agreement.”

c.	Section 4(cc) of the Agreement is hereby amended and restated as follows: “If, immediately prior to the third anniversary of the initial effective date of the Company’s shelf registration statement filed on Form S-3 (File No. 333-268150), relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Agents, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsections (a) and (b) of this Section 4), a new shelf registration statement relating to the Shares or a new shelf registration statement together with a new prospectus supplement relating to the Shares, in either case in a form satisfactory to the Agents, (ii) use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares. References herein to the Registration Statement relating to the Shares shall include any new shelf registration statement contemplated by this Section 4(cc) and references to the Prospectus Supplement relating to the Shares shall include any new prospectus supplement contemplated by this Section 4(cc).”

SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 3. Counterparts. This Amendment may be signed by the Parties in one or more counterparts which together shall constitute one and the same agreement among the Parties.

SECTION 4. Law; Construction. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 5.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Amendment is brought by any third party against any Agent or any indemnified party. Each of the Agents and the Company and the Operating Partnership (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Amendment. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.

SECTION 6. Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

SECTION 7. Successors and Assigns. This Amendment shall be binding upon each Party hereto and their successors and assigns and any successor or assign of any substantial portion of the Party’s respective businesses and/or assets.

[Signature Page Follows]

Very truly yours,

GLOBAL NET LEASE, INC.

By:	/s/ Christopher Masterson
Name:	Christopher Masterson
Title:	Chief Financial Officer, Treasurer and Secretary

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

By:	Global Net Lease, Inc., its general partner

By:	/s/ Christopher Masterson
Name:	Christopher Masterson
Title:	Chief Financial Officer, Treasurer and Secretary

[Signature Page to Amendment No. 8 to Equity Distribution Agreement]

ACCEPTED as of the date first above written

CAPITAL ONE SECURITIES, INC.

By:	/s/ Gregory Horstman
Name: Gregory Horstman
Title: Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen F.X. Roney
Name: Stephen F.X. Roney
Title: Managing Director

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: SMD & Co-Head of Investment Banking

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Michael Jones
Name: Michael Jones
Title: Director, Equity Capital Markets

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

JMP SECURITIES LLC

By:	/s/ Eric Clark
Name: Eric Clark
Title: Managing Director

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplah
Name: Steve Kaplah
Title: Head of Capital Markets

[Signature Page to Amendment No. 8 to Equity Distribution Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

HUNTINGTON SECURITIES, INC.

By:	/s/ Peter Dippolito
Name: Peter Dippolito
Title: Senior Vice President

SG AMERICAS SECURITIES, LLC

By:	/s/ David Getzler
Name: David Getzler
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Steffen R. Doyle
Name: Steffen R. Doyle
Title: Managing Director

COMERICA SECURITIES, INC.

By:	/s/ Alex Sin
Name: Alex Sin
Title: Vice President

SYNOVUS SECURITIES, INC.

By:	/s/ J.T. Wall, Jr.
Name: J.T. Wall, Jr.
Title: Senior Vice President

[Signature Page to Amendment No. 8 to Equity Distribution Agreement]